UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 11, 2024

Diebold Nixdorf, Incorporated

(Exact name of registrant as specified in its charter)

Delaware	1-4879	34-0183970
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

350 Orchard Avenue NE, North Canton, Ohio	44720-2556
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (330) 490-4000

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	DBD	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events.

On December 11, 2024, Diebold Nixdorf, Incorporated (the “Company”) announced that it has commenced an offering (the “Notes Offering”) of $950.0 million aggregate principal amount of 7.750% Senior Secured Notes due 2030 (the “Notes”). The Notes Offering is being conducted in reliance upon one or more exemptions from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), and is subject to market and other conditions, including the consummation of a new credit agreement among the Company, certain financial institutions, as lenders, and Goldman Sachs Bank USA, as administrative agent and collateral agent, providing for, among other things, a new $310.0 million revolving credit facility maturing in December 2029. The Notes will be issued at a price of 100.000% of their principal amount.

The Company is filing as Exhibit 99.1 hereto the press release announcing the pricing of the Notes Offering pursuant to Rule 135c under the Securities Act.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Press Release of Diebold Nixdorf, Incorporated dated December 11, 2024

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 11, 2024	Diebold Nixdorf, Incorporated

	By:	/s/ Elizabeth C. Radigan
	Name:	Elizabeth C. Radigan
	Title:	Executive Vice President, Chief Legal Officer and Secretary